Exhibit 99.1

Datadog Announces Second Quarter 2024 Financial Results

August 8, 2024

Second quarter revenue grew 27% year-over-year to $645 million
Strong growth of larger customers, with about 3,390 $100k+ ARR customers, up from about 2,990 a year ago
Announced general availability of LLM Observability
Announced innovations for Generative AI, Observability, Cloud Security, Product Analytics, Software Delivery, and Cloud Service Management at DASH 2024
NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its second quarter ended June 30, 2024.
"Datadog executed well in the second quarter, with 27% year-over-year revenue growth, continued customer growth, and expanding multi-product adoption across our platform," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, "At our DASH 2024 user conference, we announced dozens of new products and capabilities, delivering innovations to help our customers observe their environments, secure their infrastructures and workloads, and act to remediate problems before they affect users."
Second Quarter 2024 Financial Highlights:
•Revenue was $645 million, an increase of 27% year-over-year.
•GAAP operating income was $13 million; GAAP operating margin was 2%.
•Non-GAAP operating income was $158 million; non-GAAP operating margin was 24%.
•GAAP net income per diluted share was $0.12; non-GAAP net income per diluted share was $0.43.
•Operating cash flow was $164 million, with free cash flow of $144 million.
•Cash, cash equivalents, and marketable securities were $3.0 billion as of June 30, 2024.
Second Quarter & Recent Business Highlights:
•As of June 30, 2024, we had about 3,390 customers with ARR of $100,000 or more, an increase of 13% from about 2,990 as of June 30, 2023.

•Announced that Yanbing Li joined as Chief Product Officer. Li has more than 25 years of product, technology and engineering experience, having led global engineering, operations and infrastructure teams at Aurora, Google and VMware.
•Announced that David Galloreese joined as Chief People Officer. Galloreese has more than 20 years of human resources experience at tech companies and large-scale, high visibility brands, like Figma, Wells Fargo, and Walmart.
•Announced new additions to our security product portfolio, including Agentless Scanning, Data Security and Code Security, which allow security teams to easily secure their code, cloud environments and production applications.
•Announced the launch of Live Debugger, a new tool that enables developers to step through code in production environments and find the exact root cause of coding errors.
•Announced a unified experience integrating the Datadog Agent and OpenTelemetry Collector. With this announcement, customers can use Datadog's fully supported Agent while accessing the complete capabilities of the OpenTelemetry Collector; onboard quickly using the existing collector configuration; and centralize the management of collectors remotely - all while benefiting from Datadog's reliability and global support team.
•Announced Log Workspaces, a suite of capabilities in a powerful, collaborative space that allows analysts and engineers from all teams in an organization to connect logs and other datasets, and build multi-stage queries that allow for sophisticated analytics to answer complex questions on business, securities and application issues.
•Announced Datadog On-Call, a modern on-call experience with observability-enriched paging and seamless incident management workflows.
•Announced the general availability of LLM Observability, which allows AI application developers and machine learning engineers to efficiently monitor, improve and secure large language model applications.
•Announced Datadog Kubernetes Autoscaling, a set of capabilities that intelligently automates resource optimization and can automatically scale customers' Kubernetes environments based on real-time and historical utilization metrics.
•Announced the general availability of Data Jobs Monitoring, a new product that helps data platform teams and data engineers detect problematic Spark and Databricks jobs anywhere in their data pipelines, remediate failed and long-running-jobs faster, and optimize over-provisioned compute resources to reduce costs.

•Announced the general availability of Datadog App Builder, a low-code development tool that helps teams rapidly create self-service applications and integrate them securely into their monitoring stacks.
•Released its State of Cloud Costs 2024 report. The report found organizations that use graphics processing unit (GPU) instances have increased their average spending on those instances by 40% in the last year.
Third Quarter and Full Year 2024 Outlook:
Based on information as of today, August 8, 2024, Datadog is providing the following guidance:
•Third Quarter 2024 Outlook:
◦Revenue between $660 million and $664 million.
◦Non-GAAP operating income between $146 million and $150 million.
◦Non-GAAP net income per share between $0.38 and $0.40, assuming approximately 360 million weighted average diluted shares outstanding.
•Full Year 2024 Outlook:
◦Revenue between $2.62 billion and $2.63 billion.
◦Non-GAAP operating income between $620 million and $630 million.
◦Non-GAAP net income per share between $1.62 and $1.66, assuming approximately 360 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the second quarter of 2024 and outlook for the third quarter and the full year 2024
•When: August 8, 2024 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website

About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, net interest and other income, cash taxes, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the third quarter and the full year 2024 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 24, 2024. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) amortization of issuance costs; and (5) an assumed provision for income taxes based on our long-term projected tax rate. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.

We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$645,279	$509,460	$1,256,532	$991,174
Cost of revenue (1)(2)(3)	123,499	101,846	233,597	201,760
Gross profit	521,780	407,614	1,022,935	789,414
Operating expenses:
Research and development (1)(3)	274,599	239,494	544,587	468,972
Sales and marketing (1)(2)(3)	187,005	147,455	360,886	292,426
General and administrative (1)(3)	47,558	42,671	92,848	84,992
Total operating expenses	509,162	429,620	998,321	846,390
Operating income (loss)	12,618	(22,006)	24,614	(56,976)
Other income (loss):
Interest expense (4)	(1,477)	(1,526)	(2,851)	(3,707)
Interest income and other income, net	36,652	22,624	72,215	39,351
Other income, net	35,175	21,098	69,364	35,644
Income (loss) before provision for income taxes	47,793	(908)	93,978	(21,332)
Provision for income taxes	3,969	3,061	7,523	6,723
Net income (loss)	$43,824	$(3,969)	$86,455	$(28,055)
Net income (loss) per share - basic	$0.13	$(0.01)	$0.26	$(0.09)
Net income (loss) per share - diluted	$0.12	$(0.01)	$0.24	$(0.09)
Weighted average shares used in calculating net income (loss) per share:
Basic	334,941	322,215	333,373	320,788
Diluted	356,740	322,215	356,650	320,788

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$6,393	$4,157	$11,920	$7,882
Research and development	87,105	75,730	175,518	150,433
Sales and marketing	29,201	25,884	57,732	48,898
General and administrative	11,953	12,566	24,515	23,852
Total	$134,652	$118,337	$269,685	$231,065

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,281	$2,064	$3,308	$4,080
Sales and marketing	205	206	410	409
Total	$1,486	$2,270	$3,718	$4,489

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$68	$109	$260	$169
Research and development	6,589	5,360	17,408	9,953
Sales and marketing	608	1,253	2,761	2,028
General and administrative	1,521	1,143	3,578	2,108
Total	$8,786	$7,865	$24,007	$14,258

(4) Includes amortization of issuance costs as follows:
Interest expense	$910	$846	$1,760	$1,691
Total	$910	$846	$1,760	$1,691

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$410,963	$330,339
Marketable securities	2,549,143	2,252,559
Accounts receivable, net of allowance for credit losses of $12,902 and $12,096 as of June 30, 2024 and December 31, 2023, respectively	533,292	509,279
Deferred contract costs, current	49,518	44,938
Prepaid expenses and other current assets	49,174	41,022
Total current assets	3,592,090	3,178,137
Property and equipment, net	198,911	171,872
Operating lease assets	166,941	126,562
Goodwill	350,864	352,694
Intangible assets, net	5,804	9,617
Deferred contract costs, non-current	77,040	73,728
Other assets	20,741	23,462
TOTAL ASSETS	$4,412,391	$3,936,072
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$115,991	$87,712
Accrued expenses and other current liabilities	104,791	127,631
Operating lease liabilities, current	24,565	21,974
Convertible senior notes, net, current	743,970	—
Deferred revenue, current	801,562	765,735
Total current liabilities	1,790,879	1,003,052
Operating lease liabilities, non-current	193,835	138,128
Convertible senior notes, net, non-current	—	742,235
Deferred revenue, non-current	14,049	21,210
Other liabilities	6,320	6,093
Total liabilities	2,005,083	1,910,718
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	2,484,264	2,181,267
Accumulated other comprehensive loss	(9,716)	(2,218)
Accumulated deficit	(67,243)	(153,698)
Total stockholders’ equity	2,407,308	2,025,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,412,391	$3,936,072

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$43,824	$(3,969)	$86,455	$(28,055)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,440	10,550	25,335	20,825
(Accretion) amortization of (discounts) premiums on marketable securities	(12,569)	(8,096)	(26,695)	(13,291)
Amortization of issuance costs	910	846	1,760	1,691
Amortization of deferred contract costs	12,450	9,348	24,294	17,996
Stock-based compensation, net of amounts capitalized	134,652	118,337	269,685	231,065
Non-cash lease expense	6,781	6,252	13,591	12,196
Allowance for credit losses on accounts receivable	3,842	2,579	6,574	6,311
Loss on disposal of property and equipment	300	333	343	421
Changes in operating assets and liabilities:
Accounts receivable, net	(86,076)	31,366	(30,586)	60,139
Deferred contract costs	(19,534)	(15,868)	(32,170)	(27,618)
Prepaid expenses and other current assets	5,632	(1,013)	(8,443)	(16,823)
Other assets	(443)	2,077	2,171	2,241
Accounts payable	48,692	6,352	31,570	24,897
Accrued expenses and other liabilities	(8,423)	(16,009)	(15,856)	(44,089)
Deferred revenue	21,946	10,073	28,666	39,039
Net cash provided by operating activities	164,424	153,158	376,694	286,945
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(602,950)	(632,547)	(1,240,301)	(1,390,334)
Maturities of marketable securities	564,319	520,669	965,985	1,018,317
Proceeds from sale of marketable securities	8	15,292	8	36,633
Purchases of property and equipment	(4,415)	(2,339)	(18,573)	(11,078)
Capitalized software development costs	(16,229)	(9,087)	(27,594)	(17,798)
Cash paid for acquisition of businesses; net of cash acquired	(444)	(2,025)	(444)	(2,025)
Net cash used in investing activities	(59,711)	(110,037)	(320,919)	(366,285)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,753	5,436	3,944	7,534
Proceeds for issuance of common stock under the employee stock purchase plan	22,507	19,986	22,507	19,986
Repayments of convertible senior notes	(25)	—	(25)	—
Net cash provided by financing activities	24,235	25,422	26,426	27,520

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(203)	213	(1,577)	836

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	128,745	68,756	80,624	(50,984)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	282,218	222,548	330,339	342,288
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$410,963	$291,304	$410,963	$291,304

RECONCILIATION OF CASH AND CASH EQUIVALENTS WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$410,963	$291,304	$410,963	$291,304
Total cash and cash equivalents	$410,963	$291,304	$410,963	$291,304

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$521,780	$407,614	$1,022,935	$789,414
Plus: Stock-based compensation expense	6,393	4,157	11,920	7,882
Plus: Amortization of acquired intangibles	1,281	2,064	3,308	4,080
Plus: Employer payroll taxes on employee stock transactions	68	109	260	169
Non-GAAP gross profit	$529,522	$413,944	$1,038,423	$801,545
GAAP gross margin	81%	80%	81%	80%
Non-GAAP gross margin	82%	81%	83%	81%

Reconciliation of operating expenses
GAAP research and development	$274,599	$239,494	$544,587	$468,972
Less: Stock-based compensation expense	(87,105)	(75,730)	(175,518)	(150,433)
Less: Employer payroll taxes on employee stock transactions	(6,589)	(5,360)	(17,408)	(9,953)
Non-GAAP research and development	$180,905	$158,404	$351,661	$308,586

GAAP sales and marketing	$187,005	$147,455	$360,886	$292,426
Less: Stock-based compensation expense	(29,201)	(25,884)	(57,732)	(48,898)
Less: Amortization of acquired intangibles	(205)	(206)	(410)	(409)
Less: Employer payroll taxes on employee stock transactions	(608)	(1,253)	(2,761)	(2,028)
Non-GAAP sales and marketing	$156,991	$120,112	$299,983	$241,091

GAAP general and administrative	$47,558	$42,671	$92,848	$84,992
Less: Stock-based compensation expense	(11,953)	(12,566)	(24,515)	(23,852)
Less: Employer payroll taxes on employee stock transactions	(1,521)	(1,143)	(3,578)	(2,108)
Non-GAAP general and administrative	$34,084	$28,962	$64,755	$59,032

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$12,618	$(22,006)	$24,614	$(56,976)
Plus: Stock-based compensation expense	134,652	118,337	269,685	231,065
Plus: Amortization of acquired intangibles	1,486	2,270	3,718	4,489
Plus: Employer payroll taxes on employee stock transactions	8,786	7,865	24,007	14,258
Non-GAAP operating income	$157,542	$106,466	$322,024	$192,836
GAAP operating margin	2%	(4)%	2%	(6)%
Non-GAAP operating margin	24%	21%	26%	19%

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net income (loss)
GAAP net income (loss)	$43,824	$(3,969)	$86,455	$(28,055)
Plus: Stock-based compensation expense	134,652	118,337	269,685	231,065
Plus: Amortization of acquired intangibles	1,486	2,270	3,718	4,489
Plus: Employer payroll taxes on employee stock transactions	8,786	7,865	24,007	14,258
Plus: Amortization of issuance costs	910	846	1,760	1,691
Non-GAAP net income before non-GAAP tax adjustments	$189,658	$125,349	$385,625	$223,448
Income tax effects and adjustments (1)	36,693	23,905	75,038	41,613
Non-GAAP net income after non-GAAP tax adjustments	$152,965	$101,444	$310,587	$181,835
Net income per share before non-GAAP tax adjustments - basic	$0.57	$0.39	$1.16	$0.70
Net income per share before non-GAAP tax adjustments - diluted	$0.53	$0.36	$1.08	$0.64

Net income per share after non-GAAP tax adjustments - basic	$0.46	$0.31	$0.93	$0.57
Net income per share after non-GAAP tax adjustments - diluted	$0.43	$0.29	$0.87	$0.52

Shares used in non-GAAP net income per share calculations:
Basic	334,941	322,215	333,373	320,788
Diluted	356,740	348,551	356,650	347,311

1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$164,424	$153,158	$376,694	$286,945
Less: Purchases of property and equipment	(4,415)	(2,339)	(18,573)	(11,078)
Less: Capitalized software development costs	(16,229)	(9,087)	(27,594)	(17,798)
Free cash flow	$143,780	$141,732	$330,527	$258,069
Free cash flow margin	22%	28%	26%	26%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

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